Exhibit 32.2

SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
I, Conor E. Murphy, certify that, to my knowledge, (i) Brighthouse Financial, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Brighthouse Financial, Inc.
Date: May 7, 2019

/s/ Conor E. Murphy
Conor E. Murphy
Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer
This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Brighthouse Financial, Inc. (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.